UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2015

Horsehead Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33658	20-0447377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Steubenville Pike, Suite 405

Pittsburgh, Pennsylvania 15205

(Address of principal executive offices, including zip code)

724-774-1020

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 23, 2015, Horsehead Holding Corp. (the “Company”) entered into an At-The-Market Equity Offering Sales Agreement (the “Sales Agreement”) with Stifel, Nicolaus & Company, Incorporated, as sales agent, pursuant to which the Company may offer and sell, from time to time, shares of its common stock having an aggregate offering price of up to $50,000,000, through the sales agent.

Subject to the terms and conditions of the Sales Agreement, the sales agent will use its commercially reasonable efforts to sell shares of the Company’s common stock in such number, at such times and at such prices as the Company shall determine. However, the Company is not required to sell any shares of its common stock at any time. Sales of the shares of the Company’s common stock, if made, may be made by any method deemed to be an “at-the-market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including, sales made directly on or through the NASDAQ Global Select Market, the existing trading market for the Company’s common stock or sales made to or through a market maker other than on an exchange, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices. The Company intends to use the net proceeds from the sale of the shares of its common stock, if any, for general corporate purposes, which may include liquidity for operational contingencies, working capital and capital expenditures. The offering is being made under the Company’s effective registration statement on Form S-3 (Registration No. 333-191441), as supplemented by a prospectus supplement dated October 23, 2015 (the “Prospectus Supplement”).

The Company will pay the sales agent a commission equal to 2.75% of the gross sales price per share of the common stock sold under the Sales Agreement. The Company has also agreed to reimburse the sales agent for certain of its expenses as set forth in the Sales Agreement and to indemnify the sales agent against certain liabilities that could be incurred by it in connection with the sales of the common stock. The Sales Agreement will terminate on the earlier of (i) the sale of all of the common stock subject to the Sales Agreement or (ii) termination of the Sales Agreement in accordance with its terms. The Sales Agreement contains customary representations, warranties and covenants. The representations, warranties and covenants in the Sales Agreement are not factual information to investors about the Company. Security holders are not third-party beneficiaries under the Sales Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Sales Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing summary of the Sales Agreement is qualified in its entirety by reference to the Sales Agreement, which is filed as Exhibit 1.1 hereto and which is incorporated by reference into this Item 1.01.

Item 2.02	Results of Operations and Financial Condition.

In connection with the establishment of the “at-the-market” equity program as set forth in the Sales Agreement, the Company filed the Prospectus Supplement and included therein the following preliminary estimated unaudited results of operations.

Preliminary Estimated Unaudited Results of Operations

The selected preliminary estimated unaudited financial results for the Company for the three months ended September 30, 2015, and the preliminary shipment and production data for the Company for the three and nine months ended September 30, 2015, are set forth below. These preliminary estimates are based upon currently available information. The Company has provided ranges rather than specific amounts for the financial results for the three months ended September 30, 2015 because its financial closing procedures for this period are not yet complete. Estimates of results are inherently uncertain and subject to change, and the Company undertakes no obligations to update this information. The Company’s estimates contained in the Prospectus Supplement and herein may differ from actual results. Actual results remain subject to the completion of final review by the Company’s management and its audit committee. During the course of the preparation of the financial statements and related notes, additional items that would require material adjustments to the preliminary financial information presented below may be identified. Moreover, neither the Company’s independent auditors nor the sales agent assumes any responsibility for the accuracy of the estimates or is providing any opinion or other assurance with respect to these estimates. In light of the foregoing, prospective investors are cautioned not to place undue reliance on the estimates. The estimates set forth below were prepared by the Company’s management and are based upon a number of assumptions. See “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Prospectus Supplement and the risk factors included in the Company’s most recent Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

	Three Months Ended September 30,
	2014	2015
	(actual)	(estimated)
		(in millions)
		Low	High
Selected Income Statement Data:
Net sales	$111.0	$102.0	$108.0
Depreciation	$10.5	$13.0	$15.0
Interest	$9.0	$9.0	$10.0
Net loss before taxes	$(14.2)	$(40.00)	$(45.0)

Selected Liquidity and Capital Resources Data (as of end of period):
Cash and cash equivalents		$34.0	$35.0
Availability under credit facilities		$31.0	$33.0

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
	(actual)	(estimated)	(actual)	(estimated)
	(in tons, except prices per lb)
Shipments and Production Data:
Zinc production
Finished product - tons	17,435	22,831	73,620	68,171
Shipments
Zinc finished product - tons	24,053	32,565	101,426	95,047
WOX/Calcine shipments - tons	35,782	27,467	73,933	78,536
Total zinc contained - tons	43,815	46,456	139,665	134,763
Net sales realization
Zinc finished products - per lb.	$1.13	$0.99	$1.05	$1.04
Zinc finished products - per lb. zinc contained	$1.31	$1.10	$1.17	$1.16
EAF dust receipts - tons	156,605	129,152	447,289	394,173
Nickel remelt alloy shipments - tons	6,657	8,324	21,548	22,232
LME average zinc price - per lb.	$1.05	$0.84	$0.97	$0.92
LME average nickel price - per lb.	$8.43	$4.79	$7.81	$5.72

The information included in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 7.01	Regulation FD Disclosure

In connection with the establishment of the “at-the-market” equity program as set forth in the Sales Agreement, the Company filed the Prospectus Supplement and included therein the following update on the status of the ramp-up of its Mooresboro, North Carolina zinc facility.

Status of Ramp-Up of Zinc Facility

The Company’s new zinc facility continues to be in the ramp-up stage, and since start-up, has experienced significant operational difficulties that have resulted in low production and several interruptions. Some of the difficulties the Company has faced are a bleed treatment system with insufficient capacity, inadequate removal of solids from the leach clarifier overflow, poor current efficiency caused by occasional excursions in electrolyte chemistry, and intermittent equipment reliability issues related to plugging and failure of process lines, pumps and filters. Some of the operational issues have been exacerbated by weather conditions such as extreme cold and heavy rains. The operational issues the Company has experienced have significantly slowed the ramp-up rate, negatively impacted its cash flows and results of operations, and delayed the realization of the benefits it believes it can obtain from full operation of its zinc facility. The Company has not identified any insurmountable technical or operational obstacles that would prevent the facility from operating at full capacity. However, the timing and the cost to achieve and sustain full capacity are currently uncertain.

The Company has made and continues to make numerous improvements to remediate the issues it has faced at its new zinc facility. The Company better understands the bottleneck in bleed treatment and has developed a potential solution to its design limitation. The Company has completed the construction, and started the operation, of a pilot plant to confirm the design parameters of a final solution, which is currently being engineered by a specialist hydrometallurgical engineering company. The Company has engaged a third party water management company to provide additional treatment capacity, which has also helped alleviate the bottleneck. The Company believes the pilot plant will provide up to 100 tons per day of incremental zinc production capacity by easing the bottleneck in bleed treatment once fully commissioned. The results of the pilot plant to date indicate that the flow-sheet of the full-scale version may be simplified, which increases the potential of building the full-scale version more quickly. Another improvement to the new zinc facility completed to date is the more consistent operation of the solvent extraction circuit, which should support better electrolyte quality and current efficiency. The Company has also improved the reliability of the WOX addition system, which has reduced downtime in the leach circuit, and upgraded the pH control system in the bleed treatment, which has reduced the bottleneck in the final residue filtration step.

On October 11, 2015, the Company took a planned outage at its zinc facility to complete several steps to further improve the facility’s operations. First, the Company improved the reliability of the cell house cooling tower fans, which will enable it to sustain increased power input to the cell house. Second, the Company repaired three carbon filters and completed the installation of a seventh carbon filter, which is expected to improve electrolyte quality, with a corresponding improvement in current efficiency. Third, the Company installed a by-pass to the first solvent extraction settler, which will allow it to periodically drain the settler to remove accumulated solids without shutting down the facility, and it removed the solids accumulated in the first two settlers. Fourth, the Company made improvements to the pH control in the leaching process. Fifth, the Company removed several baffles, which were causing a hydraulic bottleneck in the solvent extraction mixer tanks. Sixth, the cell house cells were cleared of accumulated sludge and solids to eliminate some of the factors causing low current efficiency. Finally, the Company made various other improvements to the reliability of the facility, including upgrading pumps, piping and control systems. After successfully completing these improvements, the Company began a phased resumption of operations on October 21, 2015 beginning with production levels existing before the planned outage. The Company believes the work completed during the outage will substantially address several of the issues that were hampering the facility’s ability to ramp-up production in a consistent manner; however, it is not yet able to predict the impact of these improvements on the rate of production going forward and it believes reaching full capacity may be limited by bleed treatment capacity and periodic equipment reliability issues.

During the remaining portion of this year, the Company expects to make the following additional improvements: (1) replace instrumentation in the hydrochloric acid recovery circuit to improve corrosion resistance, (2) modify the existing WOX delivery system to the leaching process to minimize further plugging issues and improve process control of the circuit, (3) further upgrade the pH control system in bleed treatment, (4) upgrade pH control in the gypsum reactors, (5) further alleviate the bleed treatment bottleneck by improved storm water management, and (6) modify the existing acid distribution system to provide more reliable delivery to the leaching and electrowinning processes. The Company cannot guarantee that these improvements will be completed by the end of the year. Following these improvements, the Company expects to build the full-scale version of the modified bleed treatment system in 2016 and complete other repairs and upgrades it has identified. Beyond addressing the bleed treatment bottleneck and completing the other various repairs and upgrades, the Company is not aware of any other constraints to achieving full capacity production. However, other bottlenecks to full capacity production may be discovered once the Company increases production to higher levels.

Total zinc production for the nine months ended September 30, 2015 was approximately 30,000 tons compared to total production for 2014 of approximately 19,700 tons. Because of the issues described above and the planned outage the Company took to address them, zinc production in October 2015 has been minimal. Once operating at full capacity, the Company expects the zinc facility to be capable of producing over 155,000 tons of zinc metal per year, and with certain modifications, capable of producing over 170,000 tons of zinc metal per year without significant additional investment.

        The Company is currently unable to predict with any certainty when it will begin operating at full design capacity, and it cannot guarantee that its efforts to remediate known issues will be sufficient or that it will not encounter additional issues that may result in further delays. The Company is also unable to foresee the severity of any such issues. In addition, the Company is unable to predict with any degree of certainty the expected costs to remediate any issues which prevent it from operating at full design capacity and there can be no assurance that the proceeds it raises in the “at-the-market” program will be sufficient to cover these remediation costs. See “Risk Factors” in the Prospectus Supplement and in the documents incorporated by reference therein, including the Company’s most recent Annual Report on Form 10-K, before you consider investing in the “at-the-market” program.

In order to provide the Company’s business with liquidity and continue to work on the ramp-up of its zinc facility, the Company may require additional sources of capital in the near future and may conduct other debt or equity offerings or refinancing transactions. The Company is considering several options but has not negotiated or otherwise committed to a particular transaction. As a result, the conditions, terms, size and timing of such potential transactions are unknown. The Company cannot guarantee that it will be able to obtain any additional capital or that the terms offered to it will be desirable. In addition, the Company may pursue other strategic alternatives, such as a merger, recapitalization, reorganization, going private transaction, divestiture or sale of all or substantially all of its assets. See “Risk Factors—Risks Related to Our Business—We may not have sufficient funds to correct operational issues experienced by our new zinc facility, such as the remediation of equipment failures and the replacement or redesign of portions of the facility” in the Prospectus Supplement.

The information included in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 8.01	Other Events.

On October 23, 2015, the Company issued a press release announcing that it had established the “at-the-market” equity program as set forth in the Sales Agreement. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference in their entirety.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	At-The-Market Equity Offering Sales Agreement, dated October 23, 2015, between Horsehead Holding Corp. and Stifel, Nicolaus & Company, Incorporated, as sales agent

5.1	Opinion of Kirkland & Ellis LLP

23.1	Consent of Kirkland & Ellis LLP (set forth in Exhibit 5.1)

99.1	Information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of Horsehead Holding Corp.’s registration statement on Form S-3 (Registration No. 333-191441)

99.2	Horsehead Holding Corp. press release dated October 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORSEHEAD HOLDING CORP.

Dated: October 23, 2015	/s/ Robert D. Scherich
	By:	Robert D. Scherich
	Its:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	At-The-Market Equity Offering Sales Agreement, dated October 23, 2015, between Horsehead Holding Corp. and Stifel, Nicolaus & Company, Incorporated, as sales agent

5.1	Opinion of Kirkland & Ellis LLP

23.1	Consent of Kirkland & Ellis LLP (set forth in Exhibit 5.1)

99.1	Information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of Horsehead Holding Corp.’s registration statement on Form S-3 (Registration No. 333-191441)

99.2	Horsehead Holding Corp. press release dated October 23, 2015